UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2020

Power Solutions International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35944	33-0963637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of Principal Executive Offices, and Zip Code)

(630) 350-9400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	–	–

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Application for a 45-day extension of the filing deadline of the Form 10-K/A.

Power Solutions International, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”) Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”) extending the deadlines by up to 45 days for filing certain reports made under the Exchange Act. The Company is relying on the Order with respect to information required in Part III of the Company’s Annual Report on Form 10-K originally due to be filed within 120 days after the end of its fiscal year.

The Company continues to experience disruptions in its operations and business for the reasons previously disclosed in its Current Report on Form 8-K dated March 30, 2020, which is hereby incorporated herein by reference, including the risk factor set forth therein. The Company expects to file an Amendment No. 1 on Form 10-K/A (the “Form 10-K/A”) to amend and restate in its entirety Part III, Items 10 through 14 of the Company’s Form 10-K for fiscal year ended December 31, 2019 to include information previously omitted in reliance on General Instruction G(3) to Form 10-K (the “Part III Information”) because the Company will not file a definitive proxy statement within 120 days after the end of its fiscal year. Notwithstanding the foregoing, the Company expects to file the Part III Information in the Form 10-K/A no later than June 15, 2020 (which is 45 days from the original filing deadline of April 29, 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Solutions International, Inc.

Dated: April 29, 2020	By:	/s/ Charles F. Avery, Jr.
Name: Charles F. Avery, Jr.
Title: Chief Financial Officer